Exhibit 99.1
     The expenses to be incurred by the Company relating to the offering of $350,000,000 principal amount of its 6.125 percent First Mortgage Bonds due 2019, under the Company’s Registration Statement on Form S-3 (Registration No. 333-153353-03) and a related prospectus supplement filed with the Securities and Exchange Commission on September 8, 2008 are estimated to be as follows:

Estimated Fees
SEC Registration Fee	$13,755
Services of Independent Registered Public Accounting Firms	100,000
Trustee Fees and Expenses	10,000
Legal Fees and Expenses	75,000
Rating Agency Fees	215,000
Printing and Delivery Expenses	65,000
Miscellaneous Expenses	20,000
Total	$498,755